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                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                    HOUSEHOLD RECEIVABLES FUNDING, INC. III


          FIRST. The name of the corporation is HOUSEHOLD RECEIVABLES FUNDING, INC. III (the "Corporation").

          SECOND. Its resident office in the State of Delaware is located at 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The name and address of its registered agent at such address is The Corporate Trust Company.

          THIRD. The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are:

          (a) to borrow money on a non-recourse basis, to make deposits of money in bank accounts, to grant security interests in such deposits for its own benefit or the benefit of others and to purchase or otherwise acquire securities evidencing ownership of, or other interests in, assets securitized by itself or third parties.

          (b) to acquire, hold, sell, pledge or otherwise deal with receivables arising from revolving credit agreements ("Receivables") and/or participations in pools of assets ("Participation Interests") and to enter into agreements relating to the servicing of such Receivables or Participation Interests.

          (c) to enter into any agreement (including, without limitation, any agreements creating one or more trusts) providing for the authorization, issuance, sale and delivery of notes, pass-through certificates, participation interests and other debt or equity interests (collectively, "Securities"), secured or supported by Receivables, Participation Interests or collections thereon.

          (d) to acquire, hold, sell, pledge or otherwise deal with any Securities representing a residual interest or other ownership interest in the Receivables and Participation Interests ("Seller Interests").

          (e) to invest proceeds from Receivables and Participation Interests, funds received in respect of any Seller Interests, and any other income as determined by the Corporation's Board of Directors, including investing in other Receivables and/or Participation Interests.

          (f) to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Delaware that are incidental to and necessary or
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               convenient for the accomplishment of the purposes stated in (a)
               through (e) above; provided that the Corporation shall not engage
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               in the business of personal finance, consumer finance, sales finance, commercial finance, banking or factoring.

          FOURTH. The amount of the total authorized capital stock of the Corporation is One Thousand Ten Dollars ($1,010.00) consisting of One Thousand Shares (1,000) of a class of common stock of the par value of One Dollar ($1.00) designated as Common Stock and Ten Shares (10) of a class of special voting preferred stock of the par value of One Dollar ($1.00) designated as Class SV Preferred Stock.

          The holder of Common Stock shall be entitled to all of the rights and privileges pertaining to common stock without any limitations, prohibitions, restrictions, or qualifications under the Delaware Revised Statutes.

          The holder of Class SV Preferred Stock shall be entitled to no rights or privileges (including, but not limited to, no rights of the holder to receive dividends) under the Delaware Revised Statutes except that the holders shall be entitled to vote with respect to any matters to come before the stock holders of the Corporation with respect to the consent of all holders of the Class SV Preferred Stock required by Article Fourteenth hereof and shall be entitled to receive only upon liquidation an amount equal to One Dollar ($1.00), which is to be received prior to any distribution to holders of Common Stock.

          FIFTH. The name and post office address of the incorporator signing the certificate of incorporation is as follows:

                     NAME           POST OFFICE ADDRESS
                     ----           -------------------

          Chris C. Snyder           2700 Sanders Road
                                    Prospect Heights, IL 60070

          SIXTH. The governing board of the Corporation shall be known as the board of directors. The names and post office addresses of the first board of directors, which shall be three in number, are as follows:

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          NAME                      POST OFFICE ADDRESS
          ----                      -------------------

     B. B. Moss                     2700 Sanders Road
                                    Prospect Heights, IL 60070

     S. N. Mehta                    2700 Sanders Road
                                    Prospect Heights, IL 60070

     J. W. Blenke                   2700 Sanders Road
                                    Prospect Heights, IL 60070

          SEVENTH. The Corporation is to have perpetual existence.

          EIGHTH. Provisions for the management of the business and for the conduct of the affairs of this Corporation and provisions creating, defining, limiting and regarding the powers of the Corporation, the directors and stockholders are as follows:

               (1) subject to the bylaws, if any, adopted by the stockholders, the board of directors shall have the power to make, alter, amend or repeal the bylaws of the Corporation.

               (2) the board of directors shall have the power to make, adopt, alter, amend and repeal the bylaws of this Corporation without the assent or vote of the stockholders, including, without limitation, the power to fix, from time to time, the number of directors which shall constitute the whole board of directors of this Corporation subject to the right of the stockholders to alter, amend and repeal the bylaws made by the board of directors.

               (3) election of directors of this Corporation need not be by written ballot unless the bylaws so provide.

               (4) the directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of this Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon this Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of this Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

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               (5) in addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the board of directors of this Corporation are hereby expressly empowered to exercise all such powers and to do all such acts and things as may be exercised or done by this Corporation; subject, nevertheless, to the provisions of the statutes of the State of Delaware and of the Articles of Incorporation as they may be amended, altered or changed from time to time and to any bylaws from time to time made by the directors or stockholders; provided, however, that no bylaw so made shall invalidate any prior act of the board of directors which would have been valid if such bylaw had not been made.

               (6) whenever this Corporation shall be authorized to issue more than one class of stock, the holders of the stock of any class which is not otherwise entitled to voting power shall not be entitled to vote upon the increase or decrease in the number of authorized shares of such class.

     NINTH. To the fullest extent permitted by the Delaware Revised Statutes as the same exists or may hereafter be amended, a director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware Revised Statutes are amended, after approval by the stockholders of this provision, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware Revised Statutes, as so amended. Any repeal or modification of this Article NINTH by the stockholders of this Corporation shall not adversely affect any right or protection of a director of this Corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

     TENTH. (A) This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of this Corporation), by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such act, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of
                              ---- ----------
itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

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                 (B) This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to this Corporation unless and only to the extent that the District Court of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the District Court of the State of Delaware or such other court shall deem proper.

                 (C) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in the Delaware Revised Statutes. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                 (D) In addition to the right of indemnification provided for in this Article TENTH, this Corporation shall, to the fullest and broadest extent permitted by applicable law, including, without limitation, the Delaware Revised Statutes as they may be amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

                 (E) The right of indemnification provided by this Article TENTH shall apply as to action by any person in his or her official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                 (F) The right of indemnification provided by this Article TENTH shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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                 (G) The right of indemnification provided by this Article TENTH shall be deemed to be a contract between this Corporation and each director, officer, employee or agent of this Corporation who serves in such capacity, both as to action in his official capacity and as to action in another capacity while holding such office, at any time while this Article TENTH and the relevant provisions of the Delaware Revised Statutes and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

                 (H) Notwithstanding any provision of this Article TENTH to the contrary, this Corporation may, but shall not be obligated to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not this Corporation would have the power to indemnify him or her against such liability.

                 (I) For purposes of this Article TENTH, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries, and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article TENTH.

          ELEVENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the Delaware Revised Statutes, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the Delaware Revised Statutes, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation, as a consequence of such compromise or arrangement and the said reorganization shall, if sanctioned by the court to

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which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

          TWELFTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed by statute, or by the certificate of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

          THIRTEENTH. Notwithstanding any other provision of the Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, engage in any business or activity other than as authorized by Article THIRD hereof for so long as the Securities are outstanding and shall not, without the unanimous consent of the Board of Directors of the Corporation:

          (a) institute proceedings to be adjudicated insolvent, or consent to the institution of any bankruptcy or insolvency case or proceedings against it, or file or consent to a petition under any applicable federal or state law relating to bankruptcy, seeking the Corporation's liquidation or reorganization or any other relief for the Corporation as debtor, or consent to the appointment of a conservator, receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such action;

          (b)  dissolve or liquidate, in whole or in part:

          (c) consolidate with or merge into any other entity or convey, transfer or lease it properties and assets substantially as an entirety to any entity, or permit any entity to merge into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation;

          (d) amend, alter, change or repeal Article THIRD, this Article THIRTEENTH or Article FOURTEENTH;

          (e) fail to maintain separate corporate records and books of account, a separate business office and a separate record of minutes of the Corporation.

          FOURTEENTH. Notwithstanding any other provision of the Articles of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without the unanimous consent of all of the holders of the Class SV Preferred Stock of the Corporation, institute proceedings to be adjudicated insolvent, or consent to the institution of any

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bankruptcy or insolvency case or proceedings against it, or file or consent to a petition under any applicable federal or state law relating to bankruptcy, seeking the Corporation's liquidation or reorganization or any other relief for the Corporation as debtor, or consent to the appointment of a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such action. This Article Fourteenth may not be amended without the consent of all the stockholders of the Corporation entitled to vote on the matters contained in this Article Fourteenth. When voting on whether the Corporation will take any action described in this Article Fourteenth, each director shall owe its primary fiduciary duty or other obligation to the Corporation (including, without limitation, the Corporation's creditors) and not to the stockholders (except as may be specifically required by the General Corporation Law of Delaware). Every stockholder of the Corporation shall be deemed to have consented to the immediately preceding sentence, which it believes to be in its best interest and the best interest of the Corporation, by virtue of such stockholder's consent to this Certificate of Incorporation or its acquisition of shares of the Corporation's stock.

          I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware, do make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hands this 28th day of July, 2000.


/s/ Chris C. Snyder
--------------------
Chris C. Snyder



On this 28th day of July, 2000, before me, a Notary Public personally appeared Chris C. Snyder, who acknowledged that he executed the above instrument.

                                    /s/ Tori A. Voltz
                                  ----------------------
                                         Notary Public

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